UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2012

U.S. Rare Earths, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas  72086

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (501) 676-2994

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

(a)

On April 23, 2012, U.S. Rare Earths, Inc. (the “Company”) filed Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended March 31, 2011, to restate the Form 10-Q for the period ended March 31, 2011 that was originally filed on May 23, 2011. Amendment No. 1 increased the net loss by approximately $84,000. In addition, Amendment No. 1 was an update to the Form 10-Q that was filed on May 23, 2011.

(b)

On April 24, 2012, U.S. Rare Earths, Inc. (the “Company”) filed Amendment No. 2 to its Quarterly Report on Form 10-Q/A for the period ended June 30, 2011, to restate the Form 10-Q for the period ended June 30, 2011 that was originally filed on August 19, 2011. Amendment No. 2 increased the net loss by approximately $161,000. In addition, Amendment No. 2 was an update to the Form 10-Q that was filed on August 19, 2011.

(c)

On April 25, 2012, U.S. Rare Earths, Inc. (the “Company”) filed Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended September 30, 2011 to restate the Form 10-Q for the period ended September 30, 2011 that was originally filed on November 21, 2011. Amendment No. 1 (i) increased the net loss by approximately $20,093,000, with $15,528,000 related to the impairment of the U.S. Rare Earths, Inc. acquisition, $2,503,000 increase in unrealized loss on warrant derivative liability and $2,138,000 increase in accrued compensation- officers; (ii) $9,352,000 was reclassified from long term liabilities related to warrant derivative liability- related party; and (iii) $28,250,000 was reclassified from mineral properties, with a corresponding reduction in additional paid in capital. In addition, Amendment No. 1 was an update to the Form 10-Q that was filed on November 21, 2011.

Before the filings on April 23, 2011, April 24, 2011 and April 25, 2011, the majority of the Board of Directors reviewed the adjustments in the amended filings on Form 10-Q/A. The previously filed Quarterly Reports on Form 10Q for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011 can no longer be relied on.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

Date: April 25, 2012	By /s/ Michael D. Parnell Michael D. Parnell CEO